Exhibit 99.1

Opexa Therapeutics Regains Compliance with NASDAQ Minimum Bid Price Listing Requirement

THE WOODLANDS, Texas--(BUSINESS WIRE)--January 15, 2013--Opexa Therapeutics, Inc. (NASDAQ: OPXA), a company developing Tcelna™, a novel T-cell therapy for multiple sclerosis (MS), today announced that it has received a letter from The NASDAQ Stock Market LLC notifying the Company that it has regained full compliance with the NASDAQ Capital Market's minimum bid price continued listing requirement.

The letter noted that as of December 31, 2012, the Company evidenced a closing bid price of its common stock in excess of the $1.00 minimum requirement for at least ten consecutive trading days. Accordingly, the Company has regained compliance with NASDAQ Marketplace Rule 5550(a)(2) and NASDAQ considers the matter closed.

The Company has submitted its plan to regain compliance with NASDAQ’s minimum stockholders’ equity listing standard set forth in listing rule 5550(b)(1), and NASDAQ is currently reviewing the plan. If the Company’s plan is accepted, NASDAQ may grant an extension until May 25, 2013 for the Company to regain compliance with the minimum stockholders’ equity standard.

About Opexa

Opexa Therapeutics, Inc. is dedicated to the development of patient-specific cellular therapies for the treatment of autoimmune diseases such as MS. The Company’s leading therapy, Tcelna™, is a personalized cellular immunotherapy treatment that is in late stage clinical development for MS. Tcelna is derived from T-cells isolated from peripheral blood, expanded ex vivo, and reintroduced into the patients via subcutaneous injections. This process triggers a potent immune response against specific subsets of autoreactive T-cells known to attack myelin and, thereby, reduces the risk of relapse over time.

For more information visit the Opexa Therapeutics website at www.opexatherapeutics.com.

Cautionary Statement Relating to Forward-Looking Information for the Purpose of "Safe Harbor" Provisions of the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “expects,” “believes,” “hopes,” “anticipates,” “estimates,” “may,” “could,” “intends,” “exploring,” “enable,” “enhance,” “evaluating,” “progressing,” “proceeding” and similar expressions are intended to identify forward-looking statements. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that statements in this press release which are not strictly historical statements, including, without limitation, statements regarding the development of the Company’s product candidate, Tcelna, constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, including, without limitation, risks associated with: our capital position, the rights and preferences provided to the Series A Convertible Preferred Stock and investors in the convertible secured notes issued by the Company in July 2012 (including a secured interest in all of our assets), the ability of the Company to enter into and benefit from a partnering arrangement for the Company's product candidate, Tcelna, on reasonably satisfactory terms (if at all), our dependence (if partnered) on the resources and abilities of any partner for the further development of Tcelna, our ability to compete with larger, better financed pharmaceutical and biotechnology companies, new approaches to the treatment of our targeted diseases, our expectation of incurring continued losses, our uncertainty of developing a marketable product, our ability to raise additional capital to continue our development programs (including to undertake and complete any ongoing or further clinical studies for Tcelna) including in this regard our ability to satisfy various conditions required to access the financing potentially available under the purchase agreements with Lincoln Park (such as the minimum closing price for our common stock, the registration of the underlying shares of common stock under the Securities Act of 1933, as amended, and the requirement for an ongoing trading market for our stock), our ability to regain and maintain compliance with NASDAQ listing standards, the success of our clinical trials, the efficacy of Tcelna for any particular indication, such as for relapsing remitting MS or secondary progressive MS, our ability to develop and commercialize products, our ability to obtain required regulatory approvals, our compliance with all Food and Drug Administration regulations, our ability to obtain, maintain and protect intellectual property rights (including for Tcelna), the risk of litigation regarding our intellectual property rights or the rights of third parties, the success of third party development and commercialization efforts with respect to products covered by intellectual property rights that the Company may license or transfer, our limited manufacturing capabilities, our dependence on third-party manufacturers, our ability to hire and retain skilled personnel, our volatile stock price, and other risks detailed in our filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date made. We assume no obligation or undertaking to update any forward-looking statements to reflect any changes in expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. You should, however, review additional disclosures we make in our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2011.

CONTACT:
Opexa Therapeutics, Inc.
Neil K. Warma, 281.775.0600
President & CEO
nwarma@opexatherapeutics.com